EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

NTN Buzztime, Inc. and Subsidiaries

We consent to the incorporation by reference in the registration statements (No. 333-122024, No. 333-60814, No. 333-17247, No. 333-12777 and No. 033-95776) on Form S-8 and in the registration statements (No. 333-111538, No. 333-105429, No. 333-51650, No. 333-80143, No. 333-69383, No. 333-40625, and No. 333-14129) on Form S-3 of NTN Buzztime, Inc. and Subsidiaries of our report dated March 12, 2007, relating to the consolidated balance sheet of NTN Buzztime, Inc. and Subsidiaries as of December 31, 2006 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the year ended December 31, 2006 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for the year ended December 31, 2006, and the 2006 information in the related financial statement schedule.

/s/ HASKELL & WHITE LLP

Irvine, California

March 26, 2008